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                                                                      EXHIBIT 10


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 5, 2002, relating to the financial statements and financial highlights, which appear in the October 31, 2002 Annual Reports to Shareholders of Janus Investment Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Denver, Colorado
February 26, 2003